15 January 2007

By Email and Hand

William Danzell
Nestor, Inc.
42 Oriental Street
Providence, RI 02908

Dear Bill:

As you know, I am getting married and moving to Los Angeles, my fiancée’s hometown, in seven weeks. In connection with that relocation, I have decided to return to private practice and will be joining the firm of Richardson & Patel, LLP. Pursuant to the terms of my employment agreement, I hereby give you 30 days notice of my resignation from all of my positions with Nestor, Inc. and its subsidiaries.

I look forward to continuing to represent the company as outside counsel, as I did before you hired me. I am also looking forward to seeing you and Louisa in LA on March 3; I hope you’ll be able to come.

Very truly yours,

/s/	Benjamin M. Alexander
Benjamin M. Alexander

42 Oriental Street
Providence, RI 02908
TEL: 401-274-5658       FAX: 401-274-5707
www.nestor.com